EXHIBIT 15.1

RICHMONT MINES INC.

AUDIT COMMITTEE CHARTER

The Audit Committee of Richmont Mines Inc. (the "Company") is a standing committee of the Board of Directors whose primary function is to carry out a detailed and thorough review of audit matters, to be responsible for the oversight of the work of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit or review services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting), to consider and approve related party transactions and to offer the Company’s auditors, shareholders and employees a direct link to the non-executive directors. This Committee will assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the internal control structure, the audit process, and adherence to applicable laws and regulations. In carrying out its duties, the Committee will apply reasonable materiality standards to all matters under review.

The Audit Committee shall be comprised of three directors as determined by the Board, each of whom shall be unrelated directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee.

All members of the Audit Committee shall be financially literate and have a working familiarity with basic finance and accounting practices. At least one member of the Committee shall have accounting or related financial management expertise. The definition of "financially literate" is the ability to read and understand a balance sheet, an income statement and a cash flow statement. The definition of "accounting or related financial management expertise" is the ability to analyse and interpret a full set of financial statements, including the notes attached thereto, in accordance with generally accepted accounting principles.

The members of the Committee shall be elected by the Board at its first meeting following the annual shareholders’ meeting. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by a majority vote of the full Committee membership.

The Committee shall meet at least quarterly. No meeting shall be held unless a quorum of members is present. A majority of the members shall constitute quorum. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The meetings may be in person or by telephone.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The resources of the Company shall be available to the Committee to carry out its duties and, if need be, the Committee may (at the Company’s cost) take external professional advice and invite outsiders with relevant experience to attend if necessary.

Audit Committee Mandate

1.

The Committee shall recommend to the Board the engagement and retention of the external auditors, evaluate the auditors’ performance and qualifications and be directly responsible for the oversight of their work. The Committee will also periodically consider the independence of the auditors, including an annual review of any non-audit services provided and related fees received. This evaluation and review should include the evaluation and review of the lead partner of the auditing firm including such partner’s regular rotation as required by law. In making its evaluations, the Audit Committee should take into account the opinions of management and especially the personnel responsible for its internal financial control, and shall present its conclusions to the Board.

2.

The Committee shall pre-approve all permissible non-audit services and all audit, review or other engagements, and advise the Board on compensation, fees and terms for such services provided by the auditors. The Committee shall establish policies and procedures as warranted for the pre-approval of services by the auditors and review such proposed services on a periodic basis. The Audit Committee shall also consider whether the auditor’s performance of permissible non-audit services is compatible with the auditor’s independence. The Audit Committee shall also review with the auditor any written statement from the auditor concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

3.

The Committee shall discuss with the auditors, in October of each year before the annual audit commences, the nature, scope and timing of the audit and ensure coordination if more than one audit firm is involved.

4.

The Committee shall inquire of management, the auditors, the Vice-President, Finance and the Chief Executive Officer about significant risks or exposures to loss or liability facing the Company and inquire as to the steps management has taken to minimize such risks.

5.

The Committee shall consider, in consultation with the auditors and the Vice-President, Finance, the scope and budget of the annual audit to ensure completeness of coverage, reduction in redundant efforts, and the effective use of audit resources.

6.

With respect to the annual external audit of the Company, the Committee shall review with the Vice-President, Finance, management and the auditors:

a)

the Company’s annual financial statements and accompanying notes and the auditors’ report thereon, including the Company’s specific disclosures under related "Management Discussion and Analysis" in its report and on Form 20-F, and in all other comparable disclosures required under the Company’s public filings, related press releases, the adequacy of the Company’s internal controls including management’s evaluation of and report on the Company’s disclosure controls and procedures and internal controls, any significant recommendations the auditors and management may offer to improve disclosure controls and procedures and internal controls, major judgmental areas, and significant adjustments resulting from the audit;

b)

any significant reserves, accruals or estimates which may have a material impact on the financial statements, including mineral reserves;

c)

any difficulties or disputes with management encountered by the auditors during the course of the audit, including any restrictions on the scope of the auditors’ work or access to required information and any instances of second opinions sought by management;

d)

management letters from the auditors;

e)

other matters related to the conduct of the audit, including the adequacy of the Company’s internal controls and any significant findings during the year and management’s responses thereto;

f)

review any material related party transactions; and

g)

review the performance of the Company’s internal accounting department and provide a direct line of communication between that department, the auditors and the Board of Directors.

7.

Following its review, the Committee shall provide a recommendation to the Board for the inclusion of the financial statements in the Company’s Annual Report, in Form 20-F, and in other related public filing documents that require approval of the Board of Directors including press releases.

8.

With respect to the unaudited quarterly reports of the Company, the Committee shall consider and review with management and the Vice-President, Finance:

a)

the Company’s quarterly financial statements and accompanying notes, including the Company’s specific disclosures under related "Management Discussion and Analysis" in its report and in all other comparable disclosures required under the Company’s public filings, related press releases, the adequacy of the Company’s internal controls including management’s evaluation of and report on the Company’s disclosure controls and procedures and internal controls, any significant recommendations management may offer to improve disclosure controls and procedures and internal controls, and major judgmental areas;

b)

any significant reserves, accruals or estimates which may have a material impact on the financial statements, including mineral reserves; and

c)

review any material related party transactions.

Following its review, the Committee shall provide a recommendation to the Board for the inclusion of the unaudited quarterly statements in the quarterly reports and in other related public filing documents that require approval of the Board of Directors including press releases.

9.

The Committee shall consider with management and the auditors the possible impact of any pending changes in accounting standards or rules or any significant changes in the Company’s accounting policies.

10.

The Committee shall meet as needed with the Company’s legal advisor to review legal and regulatory matters, including any material pending legal proceedings involving the Company and any reports received from regulators that may have a material impact on the Company’s financial statements, environmental compliance and financial liabilities or reserves.

11.

The Committee shall meet periodically with the auditors in separate executive sessions, without any member of senior management present, to discuss any matters that they or the Committee believe should be discussed privately with the Committee.

12.

The Committee shall report its actions to the Board of Directors with such recommendations as the Committee may deem appropriate. Minutes will be taken for each Committee meeting which will be approved at its next meeting.

13.

The Committee shall review with the Vice-President, Finance, legal advisors, and the auditors, as appropriate, the results of their review of the Company’s Code of Ethics for Financial Reporting Officers and other internal policies having application.

14.

The Committee shall, if appropriate, review any letter to be included in the Annual Report that describes the Committee’s composition and responsibilities and how such were discharged.

15.

The Committee shall consult as required with the Company’s Compensation Committee with respect to compensation of the Chairman and senior executives.

16.

Other responsibilities of the Committee shall include:

a)

reviewing the appointment and termination of the Vice-President, Finance;

b)

reviewing the adequacy of this Audit Committee Charter annually and evaluate the performance of the Audit Committee every two years, and recommend such changes in the Charter as the Audit Committee may determine from time to time are appropriate;

c)

orientation and training as needed for members of the Committee;

d)

reviewing with management and the auditors the potential risks facing the Company, the steps management is taking to mitigate such risks, and the adequacy of public disclosure of these risks; and

e)

receiving, considering and responding to complaints received by the Company regarding questionable accounting or auditing matters and internal accounting controls, and in that connection:

i)

providing for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters, or internal accounting controls;

ii)

if warranted, conducting investigations of management and others to determine the merits of any such concerns;

iii)

retaining independent counsel and other advisors if warranted to assist the Committee in connection with any such investigation;

iv)

making recommendations for any remedial action to be taken by the Company, if warranted, to correct any questionable accounting or auditing matter; and

v)

if material, recommending the disclosure both to the public and to appropriate regulatory agencies of the results of any such investigation and any remedial action to be taken by the Company in response thereto.

17.

The Committee shall perform such other duties and responsibilities as may be assigned to it from time to time by the Board.

18.

The Committee shall circulate approved minutes of its meetings to all members of the Board.